CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
-----------------------------------------




As independent public accountant, we hereby consent to the use in this Post-Effective Amendment No. 7 of our report dated October 12, 2001 and to all references to our Firm included in or made a part of this Post-Effective Amendment.


/s/ ARTHUR ANDERSEN LLP



Cincinnati, Ohio
January 11, 2002